Exhibit 10.44

COLLATERAL ACCOUNT CONTROL AGREEMENT

AMONG

U.S. BANK NATIONAL ASSOCIATION,

As Securities Intermediary

BANKERS TRUST COMPANY,

As Secured Party

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.,

As Pledgor

Dated as of December 14, 2016

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COLLATERAL ACCOUNT CONTROL AGREEMENT

This Collateral Account Control Agreement, and the exhibits and schedules thereto (collectively, the "Agreement") is dated as of December 14, 2016, among America First Multifamily Investors, L.P. ("Pledgor"), Bankers Trust Company ("Secured Party") and U.S. Bank National Association ("Securities Intermediary").

WITNESSETH:

WHEREAS, Secured Party and Pledgor have entered into the Security Agreement dated as of December 14, 2016 (the "Security Agreement") pursuant to which Pledgor has agreed to post and pledge certain "Collateral" (as defined below) in order to secure the Pledgor's payment and performance obligations to the Secured Party under the Credit Agreement dated as of December 14, 2016 (the "Loan Agreement");

WHEREAS, Secured Party and Pledgor have requested Securities Intermediary to hold Collateral to be posted by Pledgor and to perform certain other functions as more fully described in this Agreement; and

WHEREAS, Securities Intermediary has agreed to hold such Collateral and to perform such other functions, subject to the terms of this Agreement.

NOW THEREFORE, in consideration of the mutual promises set forth hereinafter, the parties hereto agree as follows:

l .	Definitions. Whenever used in this Agreement, the following words shall have the meanings set forth below:

"Account" shall mean Account No. 250853000 established and maintained by Securities Intermediary hereunder in the name of Pledgor (as the same may be re-designated, renumbered or otherwise modified).

"Agreement" shall have the meaning set forth in the preamble.

"Authorized Person" shall mean each person listed in a notice in the form of Exhibit A to this Agreement received by Securities Intermediary that certifies that such persons are authorized to transmit or deliver Written Instructions on behalf of Secured Party or Pledgor, as the case may be, and that contains specimen signatures of each such person.

"Business Day" shall mean any day, other than a Saturday or Sunday, on which Securities Intermediary is open for general business.

"Call Back Representative" shall be any person duly authorized in writing by Secured Party or Pledgor, respectively, to confirm changes to or deviations from Standing Wire

Instructions contained in Written Instructions on behalf of Secured Party or Pledgor, respectively, such persons and such Standing Wire Instructions to be designated in Schedule Il to this Agreement, as the same may be revised from time to time by notice to Securities Intermediary.

"Collateral" for purposes of this Agreement shall mean cash and such securities and other investment property held in or credited to the Account including, without limitation (i) all security entitlements in respect of financial assets credited to the Account, (ii) all cash credited to the Account and (iii) all

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proceeds of the sale, redemption or other liquidation of the foregoing and all other proceeds of the foregoing.

"Depository" shall mean the Treasury/Reserve Automated Debt Entry System maintained at The Federal Reserve Bank of New York for receiving and delivering securities, The Depository Trust Company and any other clearing corporation within the meaning of Section 8-102 of the UCC or otherwise authorized to act as a securities depository or clearing agency, and their respective successors and nominees.

"Loan Agreement" shall have the meaning set forth in the preamble.

"Losses" shall have the meaning set forth in Section 5(a)(i).

"Payment Obligations" shall have the meaning set forth in Section 3(0.

"Pledgor" shall have the meaning set forth in the preamble.

Secured Party" shall have the meaning set forth in the preamble.

"Securities Intermediary" shall have the meaning set forth in the preamble.

"Security Agreement" shall have the meaning set forth in the preamble,

“Standing Wire Instructions" shall mean the bank account details specified for each party in Schedule Il hereto, as the same may be revised from time to time by notice to Securities Intermediary.

"UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

"Written Instructions" shall mean entitlement orders and other instructions in a written record (including, without limitation, an electronic record) delivered or transmitted by an Authorized Person and, if applicable, confirmed by a Call Back Representative, in accordance with Section 7(b) of this Agreement and received by Securities Intermediary at the address specified in Schedule I of this Agreement or such other address specified by Securities Intermediary as available for use in connection with this Agreement.

The terms "entitlement holder" "entitlement order" "financial asset", "investment property", "proceeds", "security", "security entitlement" and "securities intermediary" shall have the meanings set forth in Articles 8 and 9 of the UCC. As between Secured Party, any capitalized terms not defined herein shall have their respective meanings as assigned in the Loan Agreement.

2.	Appointment and Status of Securities Intermediary Account.

(a)Appointment: Identification of Collateral Control. Secured Party and Pledgor hereby intend that this Agreement establish "control" by Secured Party of the Account and the Collateral for purposes of perfecting Secured Party's security interest in the Account and the Collateral pursuant to Articles 8 and 9 of the UCC, and Securities Intermediary hereby acknowledges that it has been advised of Pledgor's grant to Secured Party of a security interest in the Account and in the Collateral pursuant to the terms of the Security Agreement. Pledgor hereby appoints Securities Intermediary to perform its duties as hereinafter set forth and authorizes Securities Intermediary to hold Collateral in the Account either in its name or in the name of its nominees. Such Collateral shall be identified and

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segregated separately with respect to each Pledgor on Securities Intermediary's books and records. Securities Intermediary hereby accepts such appointment and agrees to establish and maintain the Account and appropriate records identifying the Collateral in the Account as pledged by Pledgor to Secured Party. Pledgor hereby authorizes Securities Intermediary to comply, and Securities Intermediary hereby agrees to comply, with all Written Instructions, including entitlement orders, originated by Secured Party with respect to the Collateral without further consent or direction from Pledgor or any other party.

(b)Status of Securities Intermediary. The parties agree that Securities Intermediary is a securities intermediary, and intend that all property, other than cash, held in the Account shall be treated, and Securities Intermediary hereby agrees to treat such property, as "financial assets" within the meaning of the UCC. Securities Intermediary makes no representations or warranties with respect to the creation or enforceability of any security interest in the Account or the Collateral.

(c)Use of Depositories. Secured Party and Pledgor hereby authorize Securities Intermediary to utilize Depositories to the extent Securities Intermediary deems appropriate in connection with its performance hereunder, Collateral held by Securities Intermediary in a Depository will be held subject to the rules, terms and conditions of such Depository. Where Collateral is held in a Depository, Securities Intermediary shall identify on its records as belonging to Pledgor and pledged to Secured Party a quantity of securities as part of a fungible bulk of securities held in Securities Intermediary's account at such Depository. Securities deposited in a Depository will be represented in accounts which include only assets held by Securities Intermediary for its customers.

(d)Pledgor Representation. Pledgor represents and warrants that it is the sole owner of or otherwise has the right to transfer the Collateral free and clear of all liens, claims, security interests and encumbrances (except those granted in this Agreement and in the Security Agreement).

(e)Securities Intermediary's Representations. Warranties and Covenants. Securities Intermediary hereby represents, warrants, and covenants that: (i) in the ordinary course of Securities Intermediary's business, it maintains securities accounts for others and is acting in that capacity in connection with the Account and this Agreement; (ii) Securities Intermediary is engaged in the business of banking; (iii) the Account is and will be maintained by Securities Intermediary as a "securities account" (within the meaning of Section 8-501 (a) of the UCC) with respect to securities deposited or credited thereto and a "deposit account" (within the meaning of Section 9-102 of the UCC) with respect to cash deposited or credited to the Account; and (iv) except as otherwise ordered by a court of competent jurisdiction, Securities Intermediary will not comply with and will not agree to comply with instructions or entitlement orders of any person other than Secured Party with respect to the Account or the Collateral.

3.	Collateral Services.

(a)Blocked Account. The Secured Party and Pledgor intend that Secured Party shall have sole and exclusive control of the Account and the Collateral held therein. Consistent with the foregoing, unless otherwise directed by the Secured Party pursuant to a Written Instruction, Securities Intermediary shall, without inquiry, comply only with Written Instructions received from Secured Party with respect to the Account and the Collateral credited thereto. Without limiting the foregoing, Secured Party hereby covenants, for the benefit of Pledgor, that Secured Party will not originate entitlement orders concerning the Account or the Collateral, other than to instruct Securities Intermediary to deliver or otherwise transfer some or all of the Collateral to another account of, or as

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otherwise requested by, Pledgor, unless and until an Event of Default as defined in the Loan Agreement or the Security Agreement shall have occurred. The foregoing covenant is for the benefit of Pledgor only and will not be deemed to constitute a limitation on Secured Party's right, as between Securities Intermediary and Secured Party, to originate entitlement orders with respect to the Account and the Collateral or on Securities Intermediary's ability to comply with those entitlement orders. Secured Party agrees to provide to Pledgor a copy of any Written Instructions delivered by the Secured Party to the Securities Intermediary; provided, however, the failure of Secured Party to deliver a copy of any Written Instructions to the Pledgor will not limit or otherwise affect the right of Securities Intermediary to rely without inquiry upon any Written Instructions delivered to the Securities Intermediary by the Secured Party.

(b)Income on Collateral. Notwithstanding the foregoing, unless and until Secured Party delivers Written Instructions to the contrary, in the event the Securities Intermediary receives any payment of interest, it shall (i) promptly forward any such amount received to the Pledgor according to the Pledgor's instructions and (ii) notify the Secured Party of such payment. The Secured Party may unilaterally alter the terms of this section 3(b) and retain all such interest payments by delivering Written Instructions to the Securities Intermediary at any time.

(c)Investment of Collateral. Collateral in the form of immediately available cash in the Account shall be invested pursuant to a joint Written Instruction delivered to the Securities Intermediary by the Pledgor and the Secured Party. Securities Intermediary shall hold such Collateral in the form of cash until such joint Written Instructions are received from the Pledgor and the Secured Party.

(d)Collateral Transfers. Securities Intermediary shall transfer Collateral from the Account only in accordance with clauses (a), (b), and (c) of this Section 3 and as provided in Section 6 hereof. For the avoidance of doubt, it is understood and agreed that Securities Intermediary shall not have any obligation to act on any instructions other than Written Instructions.

(e)Statements. The parties acknowledge that to the extent regulations of the Comptroller of the Currency or any other applicable regulatory authority grant a right to receive brokerage confirmations of security transactions in the Account, the parties waive receipt of such confirmations, to the extent permitted by applicable law. Securities Intermediary shall furnish a statement of security transactions in the Account in its regular monthly reports. Securities Intermediary shall furnish Pledgor and Secured Party with advices of transactions affecting the Account via SWIFT in the form of MT 545 and MT 547 messages and daily Account statements via SWIFT in the form of MT 535 and MT 950 messages. Each of Pledgor and Secured Party may elect to receive advices and statements electronically through the Internet to an email address specified by it for such purpose. If such means of communication are not operational, Securities Intermediary shall use reasonable efforts to furnish advices and statements through alternative means. Securities Intermediary may from time to time offer Secured Party and Pledgor access to and use of an internet or intranet tool using a commonly used web browser through which Secured Party and Pledgor may view daily balances and holdings in the Account. Securities Intermediary disclaims any and all liability for Secured Party's and Pledgor's use of and access to such tool, and reserves the right to revoke or limit Secured Party's and/or Pledgor's access to and use of such tool for any reason.

(f)Priority of Security Intermediary's Security Interest. In order to secure the repayment of all amounts owed to Securities Intermediary hereunder, including, without limitation, any fees, charges, expenses payable to Securities Intermediary pursuant to Sections 5(a)(ii) and 5(g) of this

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Agreement (collectively, the “Payment Obligations"), Securities Intermediary shall have a first priority, continuing security interest in and right of set-off against the Account and the Collateral and the proceeds thereof, until such time as Securities Intermediary is repaid in full the amount of any such Payment Obligations. Secured Party's security interest in and lien on the Account and the Collateral shall be subordinate to Securities Intermediary's lien, security interest, right of set-off or deduction or banker's lien on the Account and the Collateral to secure the repayment of Payment Obligations, whether hereunder or pursuant to law. Securities Intermediary's lien and security interest in the Account and the Collateral set forth above shall not secure any amounts owed by Pledgor to Securities Intermediary pursuant to any other agreement between Pledgor and Securities Intermediary.

(g)Notice of Adverse Claims. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or any portion of the Collateral carried therein (other than any lien, encumbrance or claim identified herein), Securities Intermediary shall use reasonable efforts to notify Secured Party and Pledgor as promptly as reasonably practicable under the then current circumstances.

4.	Reserved.
5.	General Terms and Conditions.

(a)Indemnification.

i.Except as otherwise expressly provided herein, Securities Intermediary shall not be liable for any losses, costs, expenses, damages, liabilities or claims, including reasonable attorneys' fees (collectively, "Losses") incurred by or asserted against Pledgor or Secured Party, except those Losses arising out of the gross negligence or willful misconduct of Securities Intermediary. Securities Intermediary shall have no liability whatsoever for the action or inaction of any Depository, except to the extent any such action or inaction by a Depository is the direct result of the gross negligence or willful misconduct of Securities Intermediary. In no event shall Securities Intermediary, Secured Party or Pledgor be liable for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement.

ii.Solely in connection with this Agreement and the Account subject hereto, Secured Party and Pledgor agree, jointly and severally, to defend, indemnify and hold Securities Intermediary and each director, officer, employee, attorney, agent and affiliate of Securities Intermediary, harmless from and against any and all Losses, whether direct, indirect or consequential, sustained or incurred by or asserted against Securities Intermediary by any party by reason of or as a result of any action or inaction, or arising out of Securities Intermediary's performance hereunder, including reasonable fees and expenses of counsel incurred by Securities Intermediary in a successful defense of claims by Pledgor or Secured Party; provided, however, that Pledgor and Secured Party shall not indemnify Securities Intermediary for those Losses arising out of Securities Intermediary's gross negligence, fraud or willful misconduct. This indemnity shall be a continuing obligation of Pledgor and Secured Party, their respective successors and assigns, notwithstanding the termination of this Agreement.

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(b)No Obligation Regarding Quality of Collateral. Without limiting the generality of the foregoing, Securities Intermediary shall be under no obligation to inquire into, and shall not be liable for, any Losses incurred by Pledgor, Secured Party or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Collateral, or Collateral which otherwise is not freely transferable or deliverable without encumbrance m any relevant market.

(c)No Responsibility Concerning Loan Agreement and the Security Agreement. Pledgor and Secured Party hereby agree that, notwithstanding references to the Loan Agreement and the Security Agreement in this Agreement, Securities Intermediary has no interest in, and no duty, responsibility or obligation with respect to, the Loan Agreement and the Security Agreement (including without limitation, no duty, responsibility or obligation to monitor Pledgor's or Secured Party's compliance with the Loan Agreement and the Security Agreement or to know the terms of the Loan Agreement and the Security Agreement).

(d)No Duty of Oversight. Securities Intermediary is not at any time under any duty to monitor the Value of any Collateral in the Account or to determine whether the Collateral is of a type required to be held or eligible to be held in the Account, or to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of any Collateral or to determine whether the aggregate Value of the Collateral is sufficient to secure Pledgor's obligations under the Loan Agreement.

(e)Advice of Counsel. Securities Intermediary may obtain the advice of legal counsel selected by it in the event of any dispute or question as to the interpretation of any of the provisions hereof or of its duties hereunder and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

(f)No Collection Obligations. Securities Intermediary shall be under no obligation to take action to collect any amount payable on Collateral in default, or if payment is refused after due demand and presentment.

(g)Fees and Expenses. Pledgor agrees to pay to Securities Intermediary the fees as may be agreed upon from time to time for Securities Intermediary's performance under this Agreement. Pledgor shall reimburse Securities Intermediary for all reasonable and customary costs associated with transfers of Collateral to Securities Intermediary and records kept in connection with this Agreement. Pledgor shall also reimburse Securities Intermediary for out-of-pocket expenses, including reasonable fees and expenses of counsel, which are a normal incident of the services provided under this Agreement. Pledgor shall be responsible for such other fees and expenses as may be agreed in writing between Securities Intermediary and Pledgor with respect to the Account.

(h)Reliance: Risk Acknowledgements: Additional Terms.

i.Subject to the terms below, Securities Intermediary shall be entitled to rely upon any Written Instructions actually received by Securities Intermediary and reasonably believed by Securities Intermediary to be duly authorized and delivered.

ii.If Securities Intermediary receives Written Instructions which appear on their face to have been transmitted via (A) computer facsimile, email, the Internet or other insecure electronic method, or (B) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, Secured Party and Pledgor each understands and agrees

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that Securities Intermediary cannot determine the identity of the actual sender of such Written Instructions and that Securities Intermediary shall conclusively presume that such Written Instructions have been sent by an Authorized Person. Secured Party and Pledgor shall be responsible for ensuring that only its Authorized Persons transmit such Written Instructions to Securities Intermediary and that all of its Authorized Persons treat applicable user and authorization codes, passwords and/or authentication keys with extreme care.

iii.Secured Party and Pledgor each acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to Securities Intermediary and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by it.

Account Disclosure. Securities Intermediary is authorized to supply any information regarding the Account, which is required by any applicable law or governmental regulation now or hereafter in effect.

(j)Force Majeure. Securities Intermediary shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; inability to obtain labor, material, equipment or transportation.

(k)No Implied Duties; Entire Agreement. Securities Intermediary shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Securities Intermediary in connection with this Agreement. This Agreement constitutes the sole agreement between the parties with respect to its subject matter and supersedes any and all other agreements (whether written or oral) between the parties with respect to such subject matter.

6.	Termination.

(a)Termination by Secured Party, or by Secured Party and Pledgor. This Agreement shall terminate upon (i) Securities Intermediary's receipt of Written Instructions from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral and the subsequent transfer by Securities Intermediary of all of the Collateral from the Account to Pledgor pursuant to Pledgor's Written Instructions; (ii) Securities Intermediary's receipt of Written Instructions delivered by Secured Party and the subsequent transfer by Securities Intermediary of all of the Collateral from the Account as instructed by Secured Party; or (iii) Securities Intermediary's receipt of reasonably contemporaneous Written Instructions from each of Pledgor and Secured Party confirming to Securities Intermediary that Pledgor and Secured Party elect to terminate this Agreement and the subsequent transfer by Securities Intermediary of all of the Collateral in the Account. If the Written Instructions pursuant to clause (iii) above identify a successor securities intermediary or other custodian, Securities Intermediary shall transfer the Collateral to such successor or, if such Written Instructions do not identify a successor securities intermediary or other custodian, Securities Intermediary shall transfer the Collateral to Secured Party.

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(b)Termination by Securities Intermediary.

i.This Agreement may be terminated by Securities Intermediary by providing written notice to the other parties, provided that such termination shall not be effective until 60 days following Securities Intermediary's delivery or transmission of such written notice (the "Effective Termination Date").

ii.Upon receipt of such notice Secured Party and Pledgor will endeavor to provide joint Written Instructions for the transfer of all the Collateral on or before the Effective Termination Date. If such Joint Written Instructions are not received by Securities Intermediary on or before the Effective Termination Date, Securities Intermediary shall transfer the all of the Collateral to Secured Party as Secured Party may direct pursuant to Written Instructions on or before the Effective Termination Date. If such Secured Party Written Instructions are not received by Securities Intermediary on or before the Effective Termination Date, Securities Intermediary may petition a court of competent jurisdiction for instructions and transfer the Collateral as directed by such court.

iii.Following the Effective Termination Date and until the date of transfer of all Collateral, the sole duty of Securities Intermediary under this Agreement will be to retain custody of the Collateral pending the transfer.

(c)Obligations Upon Termination. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement.

7.	Miscellaneous.

(a)Ambiguity in Notices; Uncertainty. In the event that Securities Intermediary determines that there is an ambiguity in any Written Instructions received from Pledgor or Secured Party (a "Sender"), Securities Intermediary shall promptly give the Sender written notice of such ambiguity and may, in its reasonable discretion, thereafter refrain from taking any action directed in such Written Instructions other than to retain possession of the Collateral, unless Securities Intermediary receives clarifying or superseding Written Instructions from the Sender which, in the determination of Securities Intermediary, eliminate such ambiguity. Securities Intermediary shall be permitted to rely upon such clarifying or superseding Written Instructions without further inquiry.

(b)Notices.

i, Notices From Secured Party or Pledgor or to Securities Intermediary. All notices, approvals, consents, requests and other communications to be delivered by Pledgor to Securities Intermediary or by Secured Party to Securities Intermediary hereunder shall be in a writing. All such notices, approvals, consents, requests and other communications to be delivered by Pledgor or Secured Party hereunder shall be signed by an Authorized Person, on the delivering party's official letterhead and shall be delivered by hand, overnight delivery service, facsimile (with confirmed receipt) or email (provided that if the writing is delivered by email, such writing shall be delivered as an attachment on an official letterhead of the delivering party) to the relevant address, facsimile number or email address set forth in Schedule I hereto, or to such other address as each party may designate for itself by like notice and any such writing shall be deemed to have been given when the writing is received by Securities Intermediary.

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ii.Electronic Transmission of Notices. By electing to use electronic transmission of any kind for notice purposes, each of Pledgor and Secured Party acknowledges that such transmissions are not encrypted and therefore are insecure. Each of Pledgor and Secured Party further acknowledges that there are other risks inherent in communicating through electronic transmission such as the possibility of virus contamination and disruptions in service, and agrees that Securities Intermediary shall not be responsible for any loss, damage or expense suffered or incurred by Pledgor, Secured Party or any person claiming by or through Pledgor or Secured Party as a result of the use of electronic transmission, provided that any such loss, damage or expense is not the direct result of the gross negligence or willful misconduct of Securities Intermediary.

iii.Notices to Secured Party or Pledgor. All notices, approvals, consents, requests and other communications to be delivered to Pledgor or Secured Party hereunder shall be in writing and shall be deemed to have been given when the writing is delivered if given or delivered by hand, overnight delivery service, facsimile (with confirmed receipt) or email to the address, facsimile number or email address set forth in Schedule I hereto, or to such other address as each party may designate for itself by like notice.

(d)Cumulative Rights; No Waiver. Each and every right granted to Securities Intermediary hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of Securities Intermediary to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by Securities Intermediary of any right preclude any other future exercise thereof or the exercise of any other right.

(e)Severability; Amendments; Assignment. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties hereto. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the other parties.

(f)Governing Law; Jurisdiction; Waiver of Immunity; Jury Trial Waiver. This Agreement and the Account shall be governed by and construed in accordance with the substantive laws of the State of New York. The State of New York shall be deemed to be the Securities Intermediary's "jurisdiction" for purposes of Section 8-1 IO(e) of the UCC. Secured Party, Pledgor and Securities Intermediary hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. To the extent that in any jurisdiction Secured Party or Pledgor may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Secured Party and Pledgor each irrevocably agrees not to claim, and hereby waives, such immunity. Secured Party, Pledgor and Securities Intermediary each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

(g)No Third Party Beneficiaries. In performing hereunder, Securities Intermediary is acting solely on behalf of Secured Party and Pledgor and no contractual or service relationship shall be deemed to be established hereby between Securities Intermediary and any other person.

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(h)Headings. Section headings are included in this Agreement for convenience only and shall have no substantive effect on its interpretation.

Counterparts. This Agreement and any joint Written Instructions may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

(j)USA PATRIOT ACT. Pledgor and Secured Party hereby acknowledge that Securities Intermediary is subject to federal laws, including the Customer Identification Program ("CIP") requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Securities Intermediary must obtain, verify and record information that allows Securities Intermediary to identify each of Pledgor and Secured Party. Accordingly, prior to opening an Account hereunder Securities Intermediary will ask Pledgor and/or Secured Party to provide certain information including, but not limited to, Pledgor's and/or Secured Party's name, physical address, tax identification number and other information that will help Securities Intermediary to identify and verify each of Pledgor's and Secured Party's identity, such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Neither Secured Party nor Pledgor is responsible for providing to Securities Intermediary documents related to the other in connection with Securities Intermediary's requests for information pursuant to this provision. Pledgor and Secured Party agree that Securities Intermediary cannot open an Account hereunder unless and until Securities Intermediary verifies Pledgor's and/or Secured Party's identity in accordance with its CIP.

(k)Tax Forms. All entities entitled to receive interest on Collateral in the form of cash shall provide Securities Intermediary with a W-9 or WC IRS tax form prior to the disbursement of interest, and Securities Intermediary will file the appropriate 1099 or 1042-S tax forms, whichever are applicable.

(l)New Authorized Persons. Pledgor or Secured Party may add or remove person(s) from their respective list of Authorized Persons by delivering a written notice to Securities Intermediary that certifies an amended list of person(s) authorized to transmit or deliver Written Instructions and specimen signature of such person(s); provided that, until Securities Intermediary has had commercially reasonable time to act on such notice, the person(s) previously certified as Authorized Person(s) shall continue to be Authorized Person(s) and Securities Intermediary shall be fully protected in acting in accordance with this Agreement upon Written Instructions from such Authorized Person(s) previously certified.

[signature page follows]

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IN WITNESS WHEREOF, Secured Party. Pledgor and Securities Intermediary have caused this Agreement to be executed by their respective officers, thereunto duly authorized. as of the day and year first above written.

PLEDGOR:

AMERICA FIRST MULTIFAMILY INVESTORS, LP

By:	/s/ Craig S. Allen

Name:	Craig S. Allen

Title:	Chief Financial Officer

SECURED PARTY:

BANKERS TRUST COMPANY

By:	/s/ Donald M. Shiu

Name:	Donald M. Shiu

Title:	Senior Vice President

SECURITIES INTERMEDIARY:

U.S.BANK NATIONAL ASSOCIATION

By:	/s/ Nelson Gonzalez

Name:	Nelson Gonzalez

Title:	Assistant Vice President

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SCHEDULE 1

ADDRESSES FOR NOTICES

AND OTHER COMMUNICATIONS

Communications to SECURED PARTY shall be delivered to:

Attn: Donald M. Shiu, Senior Vice President

Address: 14301 FNB Parkway, Suite 200, Omaha, NE 68154

Facsimile: 402-393-2809

Telephone (for confirmation of notice receipt only): 402-408-1888

Email: dshiu@bankerstrust.com

Communications to a PLEDGOR shall be delivered to:

Attn: Craig Allen

Address: 1004 Farnam Street, Suite 400

Facsimile: 402-930-3066

Telephone (for confirmation of notice receipt only): 402-930-3018

Email: callen@burlingtoncapital.com

Communications (including Written Instructions) to SECURITIES INTERMEDIARY shall be delivered to:

U.S. Bank National Association

100 Wall street, 19th floor

New York, NY 10005

Attn: GCT S — Nelson Gonzalez

Facsimile: 212-361-6148

Telephone (for confirmation of notice receipt only): 212-951-8575

Email: Custodian.Notices@usbank.com; Nelson.Gonzalez@usbank.com

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SCHEDULE II

CONTACT DETAILS FOR

CALL BACK REPRESENTATIVES

FOR CHANGES TO STANDING WIRE INSTRUCTIONS

Telephone Number(s) for Call Back Representatives

for Changes to Standing Wire Instructions

Pledgor's Call Back Representatives:

Name	Telephone Number
1. Craig Allen	402-930-3018
2. Andy Grier	402-930-3076

Secured Party's Call Back Representatives:

Name	Telephone Number
1 Donald M. Shiu	402-408-1888
2. Abbie Thompson	515-245-2467

Standing Wire Instructions

Pledgor Wire Instructions:

Bank Name: Bank of America, N.A.

1 OO west 33 rd Street

NY, NY 10001

Bank ABA No.: 026009593

Account No.: 223001503325

Account Name: America First Multifamily Investors, L.P.

Reference: Bankers Trust/Collateral Account

Secured Party Wire Instructions:

Bank Name: Bankers Trust Company

Bank ABA No.: 073000642

Account No.: 805629

Account Name: Bankers Trust Company/Loan Ops Clearing

Reference: America First Multifamily LP

4824-5126-5342.9

EXHIBIT A

CERTIFICATE OF AUTHORIZED SIGNATORIES

The undersigned hereby certifies that s/he is a [TITLE] of [COMPANY NAME] (the “Company”), and that, as such s/he is authorized to execute this certificate on behalf of the Company, and further certifies on behalf of the Company that the following named individuals are duly elected, qualified and acting officers of the Company, and each hold the title set forth opposite his/her name  The signature written opposite the name and the title of each such officer is her/his correct signature.

Name	Office	Signature
Lezlee Schutty	Vice President
Troy Thompson	Vice President
Donald M. Shiu	Senior Vice President

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate in her/his capacity as an authorized officer of the Company as of this [DATE].

By:

Name:

Title:

4824-5126-5342.9

CERTIFICATE OF AUTHORIZED SIGNATORIES

The undersigned hereby certifies that he is a Senior Vice President Bankers Trust Company (the "Company"), and that, as such, he is authorized to execute this certificate on behalf' of the Company, and further certifies on behalf of the Company that the following named individuals are duly elected, qualified and acting officers of the Company, and each holds the title set forth opposite his name. The signature written opposite the name and title of each such officer is his correct signature.

Name	Office	Signature
Donald M, Shiu	Senior Vice President	/s/ Donald M. Shiu
Lezlee Schutty	Vice President	/s/ Lezlee Schutty
Troy Thompson	Vice President	/s/ Troy Thompson

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate in her/his capacity as an authorized officer of the Company as of this December 14, 2016.

By:	/s/ Donald M. Shiu
Name:	Donald M. Shiu
Title:	Senior Vice President